Exhibit 10.9
HEALTHCARE REALTY TRUST INCORPORATED

RESTRICTED STOCK AGREEMENT
THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into as of ______, 201_, between Healthcare Realty Trust Incorporated (the “Company”) and _______________ (“Officer”), under the terms of the Company’s 2007 Employees Stock Incentive Plan, as amended (the “Plan”).
RECITALS:
WHEREAS, Officer is a duly elected officer of the Company;
WHEREAS, under the terms of Officer’s employment agreement with the Company (the “Employment Agreement”), the Company has agreed to provide for vesting of Officer’s rights to Restricted Stock grants in the event of certain events involving Executive’s termination of employment;
WHEREAS, under the terms of the Plan, the Company has agreed to provide for the vesting of Officer’s rights to restricted stock grants upon the occurrence of certain events;
WHEREAS, the Compensation Committee of the Board has decided that the Officer should be granted restricted shares of the Company’s common stock on the terms and conditions set forth below in accordance with the terms of the Plan and the Employment Agreement; and
NOW, THEREFORE, the parties acknowledge the following terms apply to each of the Officer’s Restricted Stock awards:

1.
Grant of Restricted Stock. The Company hereby grants to the Officer ______ restricted shares of the Company’s Common Stock (the “Restricted Shares”) subject to the transfer restrictions, vesting schedule and other terms and conditions set forth in this Agreement and in the Employment Agreement. The Company shall cause the Restricted Shares to be issued in book entry form and registered in the name of the Officer promptly upon the execution of this Agreement.

2.
Restricted Period. The Restricted Shares will remain subject to a substantial risk of forfeiture and will become fully vested following the completion of a “Restricted Period” that commenced or commences as of the date hereof and ends on the earlier of:

(i)	[Date]

(ii)	The Officer’s Termination Other Than For Cause or Constructive Termination (as such terms are defined in the Employment Agreement);

(iii)	The Officer’s Termination Upon a Change in Control (as defined in the Employment Agreement);

(iv)	The Officer’s Death or Termination by Reason of Disability (as defined in the Employment Agreement); or

(v)	The Officer’s Retirement (as defined in the Employment Agreement).

3.
Forfeiture of Shares. In the event that Officer’s services to the Company terminate prior to the end of the Restricted Period, the Officer shall immediately forfeit all rights in the Restricted Shares.

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4.
Restricted Shares are Subject to the Plan. Except as expressly provided herein or in the Employment Agreement, the Restricted Shares shall be subject to the terms of the Plan. In the event of an inconsistency between this Agreement, the Employment Agreement and the Plan, this Agreement shall be controlling.

5.
Rights as a Shareholder. Unless and until the Restricted Shares are forfeited, the Officer shall be considered a shareholder of the Company with respect to all such Restricted Shares that have not been forfeited and shall have rights appurtenant thereto, including the right to vote or consent to all matters that may be presented to the shareholders of the Company and to receive all dividends and other distributions paid on such Restricted Shares. If any dividends or distributions are paid in common stock, such common stock shall be subject to the same restrictions as the Restricted Shares with respect to which it was paid.

6.
No Right to Continuation of Service. The granting of the Restricted Shares hereunder shall not be construed as granting to the Officer any right to continue as an officer or in any other relationship with the Company. The right of the Company to terminate Officer’s service at any time, for any reason, with or without cause, is specifically reserved.

7.	Restrictive Legend. Any certificates representing the Restricted Shares may bear the following legend:
The sale or transfer of the shares represented by this Certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer (including conditions of forfeiture) as set forth in the Plan and in related Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Healthcare Realty Trust Incorporated.

8.
Section 83(b) Election and Tax Withholding. If the Officer timely elects, under Section 83(b) of the Code, to include the fair market value of the Shares on the date hereof in Officer’s gross income for the current taxable year, Officer agrees to give prompt written notice of such election to the Company. To the extent the Company ever becomes obligated to withhold taxes for amounts includable in Officer’s income, Officer hereby agrees to make whatever arrangements are necessary to enable the Company to withhold as required by law.

9.	Miscellaneous.

(i)
Incorporation of Plan. Except as specifically provided herein, this Agreement is and shall be in all respects subject to the terms and conditions of the Plan, a copy of which the Officer acknowledges receiving prior to the execution of this Agreement and the terms of which are incorporated by reference.

(ii)
Captions. The captions and section headings used herein are for convenience only, shall not be deemed a part of this Agreement and shall not in any way restrict or modify the context or substance of any section or paragraph of this Agreement.

(iii)	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland without regard to its conflicts of laws rules.

(iv)
Defined terms. All capitalized terms not defined herein shall have the meanings set forth in the Plan or the Employment Agreement, as applicable, unless a different meaning is plainly required by the context.

(v)	Amendments. The parties may only amend this Agreement in writing.
IN WITNESS WHEREOF, the undersigned officer of the Company and the Officer have executed this instrument as of ______ 201_.

HEALTHCARE REALTY TRUST INCORPORATED

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By: ____________________________________
Name:
Title:

_______________________________________
[Officer]

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